                                                           [Extension Agreement]

                         DEVELOPMENT AGREEMENT ADDENDUM

        THIS DEVELOPMENT AGREEMENT ADDENDUM (the "Addendum") is entered into as of May 1, 1998, between Starbucks Corporation, a Washington corporation ("Starbucks") and Host International, Inc., a Delaware corporation ("Licensee").

                                   RECITALS:

        WHEREAS, Licensee and Starbucks are parties to that certain development agreement dated March 1994 (the "Development Agreement"); and

        WHEREAS, the parties have developed numerous airport and other locations pursuant to the Development Agreement; and

        WHEREAS, the ownership rights in and to the trademarks, trade names, service marks, logos, designs, emblems, trade dress and other indicia of origin of Starbucks and all goodwill therewith in the United States of America (collectively the "Trademarks") have been transferred from Starbucks to Starbucks U.S. Brands Corporation, a California corporation ("Starbucks U.S. Brands"); and

        WHEREAS, the parties desire to amend the Development Agreement as provided herein;

        NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. TRADEMARKS. Host hereby acknowledges that the ownership rights in and to the Trademarks have been transferred from Starbucks to Starbucks U.S. Brands, and Starbucks U.S. Brands has granted Starbucks a license to use and sublicense the Trademarks. Host also agrees that all references in the Development Agreement, as amended, regarding rights of ownership and all benefits of ownership and use of the Trademarks are amended such that it is understood and agreed that such rights and benefits shall run to Starbucks U.S. Brands, or its successors in interest, as owner of the Trademarks.

2. TERM. Section 3 of the Development Agreement provides for a five-year term. In addition, Section 3(b) of the Development Agreement provides that the Term (as defined therein) "...will automatically renew for an additional period of five (5) years, unless Starbucks or Licensee provide written notice to the other party at least thirty (30) days prior to the expiration of the basic term."

The parties hereby agree that the Term is extended for the five-year option period; therefore, the following words are hereby deleted from Section 3(b) of the Development Agreement:

                ...unless Starbucks or Licensee provide written notice to the other party at least thirty (30) days prior to the expiration of the basic term.

3. MANAGEMENT. Licensee hereby agrees that, at all times during the term of the Development Agreement:

        a. Licensee shall designate a Manager or Director of Brand Development/Starbucks who will serve as a primary point of contact and resource to Licensee's organization for operation and development of the Starbucks concepts. Following execution of this Addendum, the job description for such person shall be developed and mutually agreed to by Licensee and Starbucks.

        b. Licensee shall designate a manager, assistant manager or shift leader for each Starbucks unit. Following execution of this Addendum, Starbucks and Licensee shall jointly define the criteria for establishing which of the three choices (i.e., manager, assistant manager or shift leader) is appropriate for each unit based on volume considerations, complexity and size of the operation.

        c. at any Starbucks Licensed Location where Licensee operates more than one Starbucks unit, Licensee shall designate one of the store managers to oversee the management, operation and quality assurance of all the Starbucks units at Licensee's Location (e.g., at the airport, mall, etc...).

        d. Licensee shall designate at least two certified trainers per store.

4. ENTIRE AGREEMENT. Except as modified hereby, the Development Agreement (as previously amended) remains in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year written below their signature.

HOST INTERNATIONAL, INC.               STARBUCKS CORPORATION

BY: /s/ [Signature Illegible]          BY: /s/ A.B. CRAIG
   -----------------------------          --------------------------------------
ITS: Sr. V.P. Concepts                 ITS: Sr. V.P. Operations
    ----------------------------           -------------------------------------
DATE: 6-1-98                           DATE: 5-25-98